NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES
ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR
REASONABLY  ACCEPTABLE  TO  THE  COMPANY.

                          COMMON STOCK PURCHASE WARRANT

                  To Purchase 191,250 Shares of Common Stock of

                          Houston American Energy Corp.

     THIS COMMON STOCK PURCHASE WARRANT (the "Warrant") CERTIFIES that, for value received, Northeast Securities, Inc. (the "Holder"), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after May 4, 2005 (the "Initial Exercise Date") and on or prior to the close of business on the third anniversary of the Initial Exercise Date (the "Termination Date") but not thereafter, to subscribe for and purchase from Houston American Energy Corp., a corporation incorporated in the State of Delaware (the "Company"), up to 191,250 shares (the "Warrant Shares") of Common Stock, par value $0.001 per share, of the Company (the "Common Stock"). The purchase price of one share of Common Stock (the "Exercise Price") under this Warrant shall be $1.00 subject to adjustment hereunder. The Exercise Price and the number of Warrant Shares for which the Warrant is exercisable shall be subject to adjustment as provided herein.

     1. Title to Warrant. Prior to the Termination Date and subject to
        ----------------
compliance with applicable laws and Section 7 of this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed. The transferee shall sign an investment letter in form and substance reasonably satisfactory to the Company.

     2. Authorization of Shares. The Company covenants that all Warrant Shares
        -----------------------
which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

     3. Exercise of Warrant.
        -------------------

          (a) Exercise of the purchase rights represented by this Warrant may be made at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company); provided, however, within 5 trading days of the date said Notice of Exercise is delivered to the Company, the Holder shall have surrendered this Warrant to the Company and the Company shall have received payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier's check drawn on a United States bank. Certificates for shares purchased hereunder shall be delivered to the Holder within 10 trading days from the delivery to the Company of the Notice of Exercise Form by facsimile copy, surrender of this Warrant and payment of the aggregate Exercise Price as set forth above.

          (b) If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

     4. No Fractional Shares or Scrip. No fractional shares or scrip
        -----------------------------
representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share that Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

     5. Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares
        ---------------------------
shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

     6. Closing of Books. The Company will not close its stockholder books or
        ----------------
records in any manner that prevents the timely exercise of this Warrant, pursuant to the terms hereof.

     7. Transfer, Division and Combination.
        ----------------------------------

          (a) Subject to compliance with any applicable securities laws and the conditions set forth in Sections 1 and 7(e) hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

          (b) This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 7(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

          (c) The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Section 7.

          (d) The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Warrants. The Holder may change its address as shown on the registration by written notice to the Company requesting such change.

          (e) If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions and reasonably acceptable to the Company) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and
(iii) that the transferee be an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act. Notwithstanding anything herein to the contrary, the Holder shall have the absolute and unconditional right to assign this Warrant, in part or in whole, to is officer, directors and employees.

     8. Supplying Information.  The Company shall cooperate with each Holder of
        ---------------------
a Warrant and each holder of restricted Common Stock issued upon exercise thereof in supplying such information as may be reasonably necessary for such holder to complete and file any information reporting forms presently or hereafter required by the SEC and other regulatory authorities as a condition to the availability of an exemption from the Securities Act for the sale of any Warrant or Warrant Shares

     9. Limitation of Liability.  No provision hereof, in the absence of
        -----------------------
affirmative action by Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of such Holder for the purchase price of any Common Stock or as a stockholder of Company, whether such liability is asserted by Company or by creditors of Company.

     10. No Rights as Shareholder until Exercise. This Warrant does not entitle
         ---------------------------------------
the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price (or by means of a cashless exercise), the Warrant Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

     11. Piggyback Registration Rights.
         -----------------------------

          (a) The Company covenants and agrees with any holder of the Warrants or Warrant Shares (the "Registrable Securities") that if, at any time within the period commencing on the Initial Exercise Date and ending on the Termination Date, it proposes to file a registration statement with respect to any class of equity or equity-related security (other than in connection with an offering to the Company's employees or in connection with an acquisition, merger or similar transaction) under the Securities Act in a primary registration on behalf of the Company and/or in a secondary registration on behalf of holders of such securities and the registration form to be used may be used for registration of the Registrable Securities, the Company will give prompt written notice (which, in the case of a registration statement pursuant to the exercise of demand registration rights shall be within ten (10) business days after the Company's receipt of notice of such exercise and, in any event, shall be at least 30 days prior to such filing) to the holders of Registrable Securities at the addresses appearing on the records of the Company of its intention to file a registration statement and will offer to include in such registration statement all, but not less than 20% of the Registrable Securities, subject to paragraphs (i) and (ii) of this Section 11(a), such number of Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten
(10) days after the giving of notice by the Company. All registrations requested pursuant to this Section 11(a) are referred to herein as "Piggyback Registrations". All Piggyback Registrations pursuant to this Section 11 will be made solely at the Company's expense. This Section is not applicable to a registration statement filed by the Company on Forms S-4 or S-8 or any successor forms.

               (i)  Priority on Primary Registrations.  If a Piggyback
                    ---------------------------------
     Registration includes an underwritten primary registration on behalf of the Company and the underwriter(s) for such offering determines in good faith and advises the Company in writing that in its/their opinion the number of Registrable Securities requested to be included in such registration exceeds the number that can be sold in such offering without materially adversely affecting the distribution of such securities by the Company, the Company will include in such registration (A) first, the securities that the Company proposes to sell and (B) second, the Registrable Securities requested to be included in such registration, apportioned pro rata among the holders of the Registrable Securities and holders of other securities requesting registration.

               (ii)  Priority on Secondary Registrations.  If a Piggyback
                     -----------------------------------
     Registration consists only of an underwritten secondary registration on behalf of holders of securities of the Company, and the underwriter(s) for such offering advises the Company in writing that in its/their opinion the number of Registrable Securities requested to be included in such registration exceeds the number which can be sold in such offering without materially adversely affecting the distribution of such securities, the Company will include in such registration (A) first, the securities requested to be included therein by the holders requesting such registration, and (B) second, the Registrable Securities requested to be included in such registration and securities of holder of other securities requested to be included in such registration statement, pro rata among all such holders on the basis of the number of shares requested to be included by each such holder, provided, however, the Company will use its best efforts to include not less than 20% of the Registrable Securities.

Notwithstanding the foregoing, if any such underwriter shall determine in good faith and advise the Company in writing that the distribution of the Registrable Securities requested to be included in the registration concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by the Company, then the holders of such Registrable Securities shall delay their offering and sale for such period ending on the earliest of (1) 90 days following the effective date of the Company's registration statement, (2) the day upon which the underwriting syndicate, if any, for such offering shall have been disbanded or, (3) such date as the Company, managing underwriter and holders of Registrable Securities shall otherwise agree. In the event of such delay, the Company shall file such supplements, post-effective amendments and take any such other steps as may be necessary to permit such holders to make their proposed offering and sale for a period of 120 days immediately following the end of any such period of delay.
If any party disapproves the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company, the underwriter, and the holder. Notwithstanding the foregoing, the Company shall not be required to file a registration statement to include shares pursuant to this Section 11 if independent counsel, reasonably satisfactory to the Company, renders an opinion to the Company that the Registrable Securities proposed to be disposed of may be transferred pursuant to the provisions of Rule 144 under the Securities Act or otherwise without registration under the Securities Act.

          (b) In connection with the registration of Registrable Securities hereunder, the Company agrees to (i) bear the expenses of any registration; provided, however, that in no event shall the Company be obligated to pay (A) any fees and disbursements of special counsel for holders of Registrable Securities, (B) any underwriters' discount or commission in respect of such Registrable Securities, and (C) any stock transfer taxes attributable to the sale of the Registrable Securities; (ii) use its best efforts to register or qualify the Registrable Securities for offer or sale under state securities or Blue Sky laws of such jurisdictions in which such holders shall reasonably request, provided, however, that no qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction to which it is not then subject; and (iii) enter into a cross-indemnity agreement, in customary form, with each underwriter, if any, and each holder of securities included in such registration statement.

          (c) The Company's obligations under this Section 11 shall be conditioned upon a timely receipt by the Company in writing of: (i) information as to the terms of such public offering furnished by or on behalf of each holder of Registrable Securities intending to make a public offering of his, her or its Registrable Securities, and (ii) such other information as the Company may reasonably require from such holders, or any underwriter for any of them, for inclusion in such registration statement.

     12. Loss, Theft, Destruction or Mutilation of Warrant. The Company
         -------------------------------------------------
covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

     13. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the
         ---------------------------------
taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

     14. Stock Splits. The number and kind of securities purchasable upon the
         ------------
exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following. In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which it would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the Holder shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

     15.  Certain Other Distributions.  If at any time Company shall declare,
          ---------------------------
order, pay or make a dividend or other distribution on its Common Stock payable in securities of the Company (other than dividends or distributions of shares of Common Stock which are referred to in Section 14) or payable in cash or other property (other than cash out of earnings or earned surplus, determined in accordance with generally accepted accounting principles), then and in each such event provision shall be made so that the registered Holder shall receive upon exercise hereof, in addition to the number of shares of Common Stock issuable hereunder, the kind and amount of securities of the Company and/or cash and other property which the registered Holder would have been entitled to receive had this Warrant been exercised for Common Stock on the date of such event and had the registered Holder thereafter, during the period from the date of such event to and including the Initial Exercise Date, retained any such securities receivable, giving application to all adjustments called for during such period under this Section 15 with respect to the rights of the registered Holder.

     16.  Additional Issuances.
          --------------------

          (a) Issuances of Additional Common Stock. If at any time Company shall
              -------------------------------------
issue or sell any Additional Shares of Common Stock in exchange for consideration in an amount per Additional Share of Common Stock less than the Current Warrant Price at the time the Additional Shares of Common Stock are issued, then the Current Warrant Price as to the number of shares for which this Warrant is exercisable prior to such adjustment shall be reduced to a price determined by dividing (A) an amount equal to the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Current Warrant Price, plus (y) the consideration, if any, received by Company upon such issue or sale, by (B) the total number of shares of Common Stock outstanding immediately after such issue or sale; provided that, (x) for the purpose of this Section 16, all shares of
         -------------
Common Stock issuable upon exercise, conversion or exchange of Convertible Securities outstanding immediately prior to such issue shall be deemed to be outstanding, and (y) the number of shares of Common Stock deemed outstanding pursuant to clause (x) above upon exercise, conversion or exchange of such outstanding Convertible Securities shall not give effect to any adjustments to the exercise, conversion or exchange price or exercise, conversion or exchange rate of such Convertible Securities resulting from the issuance of Additional Shares of Common Stock that is the subject of this calculation.

          (b)  Issuances of Warrants of Other Rights. If at any time Company
               --------------------------------------
shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which Company is the surviving corporation) issue or sell, any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities (other than Permitted Issuances), whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such warrants or other rights or upon conversion or exchange of such Convertible Securities shall be less than the Current Warrant Price in effect immediately prior to the time of such record, issue or sale, then the Current Warrant Price shall be adjusted as provided in Section 16(a) on the basis that the maximum number of Additional Shares of Common Stock issuable pursuant to all such warrants or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and Company shall have received all of the consideration payable therefor, if any, as of the date of the issuance of such warrants or other rights.

          (c)  Issuances of Convertible Securities.  If at any time Company
               -----------------------------------
shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which Company is the surviving corporation) issue or sell, any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange shall be less than the Current Warrant Price in effect immediately prior to the time of such record, issue or sale, then the Current Warrant Price shall be adjusted as provided in Section 16(a) on the basis that the maximum number of Additional Shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and Company shall have received all of the consideration payable therefor, if any, as of the date of issuance of such Convertible Securities. No adjustment of the Current Warrant Price shall be made under this Section 16(c) upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to Section 16(b). If any issue or sale of Convertible Securities is made upon exercise of any warrant or other right to subscribe for or to purchase any such Convertible Securities for which adjustments of the Current Warrant Price have been or are to be made pursuant to Section 16(b), no further adjustments of the Current Warrant Price shall be made by reason of such record, issue or sale.

     17. Reorganization, Reclassification, Merger, Consolidation or Disposition
         ----------------------------------------------------------------------
of Assets. In case the Company shall reorganize its capital, reclassify its
---------
capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Company, then the Holder shall have the right thereafter to receive, at the option of the Holder, (a) upon exercise of this Warrant, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event or (b) cash equal to the value of this Warrant as determined in accordance with the Black Scholes option pricing formula. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of Warrant Shares for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 17. For purposes of this Section 17, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 17 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

     18. Voluntary Adjustment by the Company. The Company may at any time during
         -----------------------------------
the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

     19. Notice of Adjustment. Whenever the number of Warrant Shares or number
         --------------------
or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall give notice thereof to the Holder, which notice shall state the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

     20. Authorized Shares. The Company covenants that during the period the
         -----------------
Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the trading market upon which the Common Stock may be listed.

     21. Miscellaneous.
         -------------

          (a) Certain Defined Terms.
              ---------------------

          "Additional Shares of Common Stock" means shares of Common Stock
           ---------------------------------
issued by Company after the date of this Warrant other than Permitted Issuances (as defined below)

          "Convertible Securities" means any option, warrant or share of
           ----------------------
preferred stock of Company or any other security, in any case, which is convertible into or exercisable or exchangeable for Additional Shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

          "Current Warrant Price" means, in respect of a share of Common Stock
           ---------------------
on any date herein specified, the price at which a share of Common Stock may be purchased pursuant to this Warrant on such date.

          "Permitted Issuances" means shares of Common Stock issued or issuable
           -------------------
upon conversion, exchange, or exercise of any Convertible Securities outstanding on the issue date of this Warrant.

          (b) Jurisdiction. All questions concerning the construction, validity,
              ------------
enforcement and interpretation of this Warrant shall be determined in accordance with the substantive laws of the State of Texas without giving effect to any choice or conflict of law provision or rule. Any legal action or proceeding with respect to this Warrant may be brought in the courts of the State of Texas and the United States of America located in the City of Houston, Texas, U.S.A. and, by execution and/or acceptance of this Warrant, the parties hereto accept the jurisdiction of the aforesaid courts and irrevocably waive any objection, including, without limitation, any objection to the venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

          (c) Restrictions. The Holder acknowledges that the Warrant Shares
              ------------
acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

          (d) Nonwaiver and Expenses. No course of dealing or any delay or
              ----------------------
failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies, notwithstanding all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

          (e) Notices. All notices, demands and requests of any kind to be
              -------
delivered to any party in connection with this Warrant shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by internationally-recognized overnight courier or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

          if to the Company, to:    Houston American Energy Corp.
                                    801 Travis, Suite 2020
                                    Houston, Texas 77002
                                    Attn:  President

          if to the Holder, to:     the address of the Holder(s) appearing
                                    in the Company's records from time to time

or to such other address as the party to whom notice is to be given may have furnished to the other parties to this Warrant in writing in accordance with the provisions of this Section 21(e). Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of internationally-recognized overnight courier, on the next business day after the date when sent, and (iii) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

          (f) Limitation of Liability. No provision hereof, in the absence of
              -----------------------
any affirmative action by Holder to exercise this Warrant or purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

          (g) Remedies. The Holder, in addition to being entitled to exercise
              --------
all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

          (h) Successors and Assigns. Subject to applicable securities laws,
              ----------------------
this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

          (i) Amendment. This Warrant may be modified or amended or the
              ---------
provisions hereof waived with the written consent of the Company and the Holder.

          (j) Severability. Wherever possible, each provision of this Warrant
              ------------
shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

          (k) Headings. The headings used in this Warrant are for the
              --------
convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated:  May ___, 2005

                                             Houston American Energy Corp.



                                             By: ________________________
                                             Name: John Terwilliger
                                             Title:  President

                               NOTICE OF EXERCISE

To:  Houston American Energy Corp.

     (1) The undersigned hereby elects to purchase ________ Warrant Shares of Houston American Energy Corp. pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

     (2)     Payment shall take the form of (check applicable box):

             [_]     cashier's check (enclosed herewith); or

             [_]     wire transfer.

     (3) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

             _________________________________________________

The Warrant Shares shall be delivered to the following:

             _________________________________________________

             _________________________________________________

             _________________________________________________

     (4) Accredited Investor. The undersigned is an "accredited investor" as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

                                        [PURCHASER]

                                        By: _______________________
                                        Name:
                                        Title:

                                        Dated:  ___________________

                                 ASSIGNMENT FORM

                    (To assign the foregoing warrant, execute
                   this form and supply required information.
                 Do not use this form to exercise the warrant.)


     FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to _____________________________________ whose address is
____________________________________________.

Dated: ______________, _______


                         Holder's Signature:  _____________________________

                         Holder's Address:    _____________________________

                                              _____________________________


Signature Guaranteed:  ___________________________________________


NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.


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